EXHIBIT (n)
                  Other Opinions:
                       Independent Auditors' Consent
                       Consent of Independent Registered Public Accounting Firm



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-64496 of Ameritas Variable Life Insurance Company Separate Account V on Form N-6 of our report dated February 22, 2005, on the financial statements of Ameritas Variable Life Insurance Company, appearing in the Statement of Additional Information, included in Post-Effective Amendment No. 5 to Registration Statement No. 333-64496, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
July 26, 2005



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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-64496 of Ameritas Variable Life Insurance Company Separate Account V of our report dated February 22, 2005, on the financial statements of the subaccounts of Ameritas Variable Life Insurance Company Separate Account V, appearing in the Statement of Additional Information, included in Post-Effective Amendment No. 5 to Registration Statement No. 333-64496, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
July 26, 2005